Exhibit 10.2

COMPANY SHAREHOLDER SUPPORT AGREEMENT

This COMPANY SHAREHOLDER SUPPORT AGREEMENT, dated as of August 29, 2024 (this “Support Agreement”), is entered into by and among the shareholders listed on Exhibit A hereto (each, a “Company Shareholder”), Mountain Crest Acquisition Corp., V, a Delaware corporation (“SPAC”) and CubeBio Co., Ltd., a corporation (“chusik hoesa”) organized under the laws of Korea (the “Company”). Capitalized terms used but not defined in this Support Agreement shall have the meanings ascribed to them in the BCA (as defined below).

WHEREAS, the Company and SPAC are parties to that certain Business Combination Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “BCA”), which provides, among other things, that, upon the terms and subject to the conditions thereof, (i) CHL SPAC Merger Sub, Inc. (“SPAC Merger Sub”) will be merged with and into SPAC with SPAC being the surviving entity (the “SPAC Merger”) as a direct wholly owned subsidiary of CubeBio Holdings Limited (“PubCo”) and (ii) all shareholders of the Company shall transfer their respective Company Common Shares to a newly-formed chusik hoesa (“Exchange Sub”) in exchange for the right to receive PubCo Ordinary Shares held by Exchange Sub;

WHEREAS, as of the date hereof, each Company Shareholder owns the number of shares of the Company Common Shares, as set forth on Exhibit A (all such shares, or any additional shares of the Company Common Shares or any shares of PubCo Ordinary Shares or any successor entity of which ownership of record or the power to vote, directly or indirectly, is hereafter acquired by the Company Shareholder prior to the termination of this Support Agreement being referred to herein as the “Stockholder Shares”); and

WHEREAS, in order to induce the SPAC to enter into the BCA, each Company Shareholder is executing and delivering this Support Agreement to SPAC.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. During the period commencing on the date hereof and ending on the earlier to occur of (i) the consummation of the Transactions, and (ii) such date and time as the BCA shall be terminated in accordance with Section 10.1 thereof (the “Expiration Time”), each Company Shareholder, in its capacity as a shareholder of the Company, agrees that at any other meeting of the Company’s shareholders related to the Transactions (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of the Company’s shareholders related to the Transactions (all meetings or consents related to the BCA, collectively referred to herein as the “Meeting”), such Company Shareholder shall:

a. when the Meeting is held, appear at the Meeting or otherwise cause the Stockholder Shares to be counted as present thereat for the purpose of establishing a quorum;

b. vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Stockholder Shares in favor of the Transactions;

c. authorize and approve any amendment to the Governing Documents of the Company that is deemed necessary or advisable by the Company for purposes of effecting the Transactions, including the Share Swap; and

d. vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Stockholder Shares against any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect any of the Transactions, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the BCA or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company Shareholder contained in this Support Agreement.

2. Restrictions on Transfer. Until the Expiration Time, each Company Shareholder agrees that, except for the transfer(s) to Exchange Sub for purposes of the Share Swap, it shall not sell, assign or otherwise transfer any of the Stockholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in substantially the form set forth on Exhibit B hereto. The Company shall not register any sale, assignment or transfer of the Stockholder Shares on the Company’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

3. New Securities. During the period commencing on the date hereof and ending on the Expiration Time, in the event that, (a) any shares of Company Common Shares or other equity securities of Company are issued to any Company Shareholder after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or other securities of any other entity in exchange for Company securities owned by the Stockholder, (b) any Company Shareholder purchases or otherwise acquires beneficial ownership of any shares of Company Common Shares or other equity securities of Company or securities of any other entity in exchange for Company securities owned by the Company Shareholder, after the date of this Support Agreement, or (c) any Company Shareholder acquires the right to vote or share in the voting of any Company Common Shares or other equity securities of the Company after the date of this Support Agreement (such Company Common Shares or other equity securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by the relevant Stockholder shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Stockholder Shares as of the date hereof.

4. No Challenge. Each Company Shareholder agrees, in its capacity as a shareholder only, not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against PubCo, SPAC, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the BCA or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the BCA.

5. Consent to Disclosure. Each Company Shareholder hereby consents to the publication and disclosure in the Registration Statement and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC, or the Company to any Governmental Entity or to securityholders of SPAC) of such Company Shareholder’s identity and beneficial ownership of Stockholder Shares and the nature of such Company Shareholder’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by SPAC or the Company, a copy of this Support Agreement. Each Company Shareholder will promptly provide any information reasonably requested by SPAC or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

6. Waiver. Each Company Shareholder irrevocably and unconditionally (i) waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Share Swap, that such Company Shareholder may have under applicable law and (ii) waives its or its successor entity’s right to certain payments upon liquidation or deemed liquidation of the Company or other entity of which the Stockholder Shares represents ownership interests pursuant to the Company’s or such other entity’s organizational documents.

7. Stockholder Representations: Each Company Shareholder represents and warrants to SPAC and the Company, as of the date hereof, that:

a. such Company Shareholder has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Support Agreement;

b. (i) if such Company Shareholder is not an individual, such Company Shareholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within such Company Shareholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Company Shareholder and (ii) if such Company Shareholder is an individual, the signature on this Support Agreement is genuine, and such Company Shareholder has legal competence and capacity to execute the same;

c. this Support Agreement has been duly executed and delivered by such Company Shareholder and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of such Company Shareholder, enforceable against such Company Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

d. the execution and delivery of this Support Agreement by such Company Shareholder does not, and the performance by such Company Shareholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Company Shareholder, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Company Shareholder of its obligations under this Support Agreement;

e. there are no Legal Proceedings pending against such Company Shareholder or, to the knowledge of such Company Shareholder, threatened against such Company Shareholder, before (or, in the case of threatened Legal Proceedings, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Company Shareholder of such Company Shareholder’s obligations under this Support Agreement;

f. no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by the Company Shareholder or, to the knowledge of such Company Shareholder, by the Company;

g. such Company Shareholder has had the opportunity to read the BCA and this Support Agreement and has had the opportunity to consult with such Company Shareholder’s tax and legal advisors;

h. such Company Shareholder has not entered into, and shall not enter into, any agreement that would prevent such Company Shareholder from performing any of such Company Shareholder’s obligations hereunder;

i. such Company Shareholder has good title to the Stockholder Shares opposite such Company Shareholder’s name on Exhibit A, free and clear of any Liens other than Liens pursuant to this Agreement, the other Transaction Agreements, the Governing Documents of the Company or such other entity of which the Stockholder Shares represents ownership interests and the Permitted Liens, and such Company Shareholder has the sole power to vote or cause to be voted such Stockholder Shares; and

j. the Stockholder Shares listed opposite such Company Shareholder’s name on Exhibit A are the only shares of the Company capital stock (or such other entity of which the Stockholder Shares represent ownership interests) owned of record or beneficially owned by the Company Shareholder as of the date hereof, and none of such Stockholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Stockholder Shares that is inconsistent with such Company Shareholder’s obligations pursuant to this Support Agreement.

8. Damages; Remedies. Each Company Shareholder hereby agrees and acknowledges that (a) SPAC and the Company would be irreparably injured in the event of a breach by the Company Shareholder of its obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

9. Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

10. Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on each Company Shareholder, SPAC and the Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

11. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

12. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

13. Governing Law; Jurisdiction; Jury Trial Waiver. Section 12.7 and Section 12.8 of the BCA are incorporated by reference herein to apply with full force to any disputes arising under this Support Agreement.

14. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 12.1 of the BCA to the applicable party, with respect to the Company and SPAC, at the address set forth in Section 12.1 of the BCA, and, with respect to each Company Shareholder, at its address set forth on Exhibit A.

15. Termination. This Support Agreement shall terminate on the earlier of the Closing or the termination of the BCA. No such termination shall relieve any Company Shareholder, SPAC or the Company from any liability resulting from a breach of this Support Agreement occurring prior to such termination.

16. Adjustment for Stock Split. If, and as often as, there are any changes in the Stockholder Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to each Company Shareholder, SPAC, the Company and the Stockholder Shares as so changed.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

CUBEBIO CO., LTD.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

MOUNTAIN CREST ACQUISITION CORP., V

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

[Company Shareholder]

By:
Name:
Title:

EXHIBIT A

LIST OF SHAREHOLDERS

Shareholder	Number of Shares	Email for Notices	Address for Notices

A-1

EXHIBIT B

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Company Shareholder Support Agreement dated as of [●], 2024 (as the same may be amended from time to time, the “Support Agreement”), by and among by and among the shareholdrs listed on Exhibit A hereto (each, a “Company Shareholder”), Mountain Crest Acquisition Corp., V, a Delaware corporation (“SPAC”) and CubeBio Co., Ltd., a corporation (“chusik hoesa”) organized under the laws of Korea (the “Company”). Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Support Agreement.

By executing and delivering this Joinder Agreement to the Company and SPAC, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Support Agreement as a Company Shareholder in the same manner as if the undersigned were an original signatory to the Support Agreement; provided, however, that (i) the expressions of “the date hereof” and “the date of this Support Agreement” or similar expressions in Section 1, Section 3 and Section 7 of the Support Agreement shall be deemed to be the date of this Joinder Agreement, and (ii) for purposes of the Support Agreement and this Joinder Agreement, the Stockholder Shares owned by the Joining Party as of the date of this Joinder Agreement shall be [●].

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: _____, 202[ ]

[NAME OF JOINING PARTY]

By:
Name:
Title:

Notices Information:

Address:

Email:

Attention:

B-1